Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Evergy, Inc. (the "Company") for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David A. Campbell, as President and Chief Executive Officer of the Company, and Kirkland B. Andrews, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David A. Campbell
Name: Title:	David A. Campbell President and Chief Executive Officer
Date:	November 2, 2021

/s/ Kirkland B. Andrews
Name: Title:	Kirkland B. Andrews Executive Vice President and Chief Financial Officer
Date:	November 2, 2021